UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2008 (July 8, 2008)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX (Address of principal executive offices)		77042 (Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.
     Additional information concerning the Grey Wolf, Inc. (“Grey Wolf”) and Basic Energy Services, Inc. (“Basic Energy Services”) proposed merger and concerning Grey Wolf’s consideration of Precision Drilling Trust’s proposal to acquire all of the common stock of Grey Wolf is attached hereto as Exhibit 99.1 and is incorporated herein by reference. These presentation materials contain additional information (pages 29 through 36) from the presentation materials that were filed by Grey Wolf on Form 8-K on June 27, 2008.
     On July 8, 2008, Grey Wolf will mail to certain Grey Wolf shareholders a letter setting forth the reasons why those shareholders should vote in favor of the Grey Wolf/Basic Energy Services merger. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Presentation materials concerning the Grey Wolf/Basic Energy Services proposed merger and concerning Grey Wolf’s consideration of Precision Drilling Trust’s proposal

99.2	Letter to certain Grey Wolf shareholders
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 8, 2008

GREY WOLF, INC.
/s/ Donald J. Guedry, Jr.
Donald J. Guedry, Jr.,
Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Presentation materials concerning the Grey Wolf/Basic Energy Services proposed merger and concerning Grey Wolf’s consideration of Precision Drilling Trust’s proposal

99.2	Letter to certain Grey Wolf shareholders